UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 11, 2005
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction		(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth under Item 5.02 of this Current Report on Form 8-K relating to an agreement between Sean K. Nolen and Cavco Industries, Inc. is hereby incorporated in this Item 1.01 by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Sean K. Nolen’s employment agreement with Cavco Industries, Inc. is hereby incorporated in this Item 1.02 by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 15, 2005, Cavco Industries, Inc. (the “Company”) announced that Sean K. Nolen, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, had resigned as an officer of the Company to pursue other opportunities. The resignation was effective August 11, 2005. The Company also announced that Daniel Urness, Corporate Controller of the Company, will assume the role of interim Chief Financial Officer of the Company until a permanent replacement is named. The appointment of Mr. Urness as interim Chief Financial Officer was effective August 12, 2005. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
     On August 11, 2005, in connection with Mr. Nolen’s resignation, the Company and Mr. Nolen entered into an agreement whereby: (a) Mr. Nolen’s employment agreement with the Company dated June 30, 2003 (a copy of which is filed as exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004) was terminated effective as of the date of his resignation, (b) Mr. Nolen will continue as an employee of the Company from the date of resignation through December 31, 2005, and will be paid a base salary of $13,125 per month during that period, (c) Mr. Nolen agreed to provide consulting services to the Company upon its request during the three-month period following the termination of his employment on December 31, 2005, and will be paid at a rate of $13,125 per month for such consulting services, and (d) Mr. Nolen agreed not to compete with the Company during the term of his employment with the Company and for a period of 15 months thereafter.
     Daniel Urness, 37, joined the Company in May 1999 as Manufacturing Controller. Mr. Urness left the Company in June 2002 and served as a financial consultant to several businesses including the Company. In June 2004, he returned to the Company on a full-time basis and was directly responsible for the implementation of and compliance with Sarbanes-Oxley Section 404. In May 2005, Mr. Urness was named Corporate Controller of the Company. Prior to joining the Company, Mr. Urness was a certified public accountant with Deloitte & Touche LLP from 1993 until May 1999.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	Press release issued August 15, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Joseph H. Stegmayer
	Name:	Joseph H. Stegmayer
	Title:	President and Chief Executive Officer

Date: August 17, 2005